                   AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT


         This Amendment No. 1 to Stockholders Rights Agreement ("Amendment") is made as of January 27, 1997, by and among E-Z Serve Corporation, a Delaware Corporation (the "Company"), Phemus Corporation, a Massachusetts corporation ("Phemus"), Intercontinental Mining & Resources Incorporated, a British Virgin Islands corporation ("IMR"), Quadrant Capital Corp., a Delaware corporation, formerly named Intercontinental Mining & Resources Limited ("QCC"), DLJ Capital Corporation, a Delaware corporation ("DLJ"), and Tenacqco Bridge Partnership, a New York partnership ("Tenacqco"). Phemus, IMR, QCC, DLJ and Tenacqco are referred to herein together as the "Holders."

         WHEREAS, the Company, the Holders and certain employees of the Company entered into that certain Amended and Restated Stockholders Agreement dated as of June 1, 1994 (the "Agreement"); and

         WHEREAS, as of the date hereof, the Company has issued warrants to purchase common stock of the Company to Phemus in conjunction with the issuance by the Company of shares of its Series H Preferred Stock, par value $0.01 per share ("Series H Preferred Stock"); and

         WHEREAS, simultaneously with the issuance of the Series H Preferred Stock, the Company shall use a portion of the proceeds from such issuance to redeem all of the outstanding shares of the Company's $6.00 Convertible Preferred Stock, Series C ("Series C Preferred Stock"); and

         WHEREAS, the parties desire to amend the Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. As required by Section 3.2 of the Agreement, the parties hereto consent to the issuance of the Series H Preferred Stock to Phemus and the redemption of all of the outstanding shares of the Series C Preferred Stock.

         2. Section 3.1(a) of the Agreement is hereby amended in its entirety to be as follows:

                 (a) The Board of Directors shall be composed of seven members, except to the extent required to be increased pursuant to the terms of the Certificate of Designation of the Series H Preferred Stock.

         3. A new Section 3.1(d) is hereby added to the Agreement as follows:

                 (d) Each Holder agrees that it will vote all of its shares of Common Stock and Options, at any regular or special meeting of the stockholders of the Issuer called for the purpose of filling positions of the Directors or to increase the number of authorized shares of Common Stock, or in any written consent executed in lieu of such a meeting of stockholders, and shall take all actions necessary, to ensure the election of a director nominated by the holders of the Series H Preferred Stock pursuant to the terms of the Certificate of Designation of Series H Preferred Stock or to increase the number of authorized shares of Common Stock, if necessary, to ensure the ability of Phemus to exercise in full any warrants issued or issuable pursuant to the Securities Purchase Agreement dated January 27, 1997, between Phemus and the Company, as applicable. If the holders of Series H Preferred Stock are entitled to a special directorship pursuant to
         Section 7B(iv) of the Certificate of Designation for the Series H Preferred Stock, Section 3.2(a) of this Agreement shall no longer be applicable during the period in which the holders of Series H Preferred Stock are so entitled. During such period, if the Issuer proposed to take any action, but such action is not approved by the requisite percentage (under applicable law) of the Issuer's outstanding shares of Common Stock, if such approval is required by applicable law, then: (i) Phemus shall have the right to invoke as a Triggering Holder the Buy-Sell described in Section 3.2(b) and (c) of this Agreement in accordance with such provisions, and (ii) the other Holders shall respond in accordance with Section 3.2(c) of this Agreement to the Trigger Price set by Phemus.

         4. Section 4.2(a) of the Agreement is hereby amended in its entirety to be as follows:

                 (a) Any term of this Agreement may be amended or waived only with the written consent of each of the Holders; provided, however, that the Company, without the consent of the Holders, may amend
         Schedule 1 to this Agreement to reflect changes to the number of fully-diluted shares of Common Stock held by the Holders. The Company shall promptly distribute to the Holders any amended Schedule 1.

         5. Schedule 1 to the Agreement is amended in its entirety to be as set forth in Schedule 1 attached hereto.

Except as expressly amended herein, the Agreement shall remain in full force and effect.

           [The rest of this page has been intentionally left blank.]

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

                                 E-Z SERVE CORPORATION


                                 By: /s/ John T. Miller
                                    ------------------------------------------
                                 Name: John T. Miller
                                 Title: Senior Vice President


                                 PHEMUS CORPORATION


                                 By: /s/ Michael R. Eisenson
                                    ------------------------------------------
                                         Name: Michael R. Eisenson
                                              --------------------------------

                                 By: /s/ Michael Thonis
                                    ------------------------------------------
                                         Name: Michael Thonis
                                              --------------------------------

                                 QUADRANT CAPITAL CORP.


                                 By:
                                    ------------------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------


                                 INTERCONTINENTAL MINING & RESOURCES
                                 INCORPORATED


                                 By: /s/ Thomas A. Huser
                                    ------------------------------------------
                                         Name: Thomas A. Huser
                                              --------------------------------
                                         Title: Attorney in Fact
                                               -------------------------------

                                 DLJ CAPITAL CORPORATION


                                 By: /s/ Paul Thompson III
                                    -------------------------------------------
                                         Name: Paul Thompson III
                                              ---------------------------------
                                         Title: Vice President
                                               --------------------------------



                                 TENACQCO BRIDGE PARTNERSHIP

                                 By DLJ Capital Corporation, its General Partner


                                 By: /s/ Paul Thompson III
                                    -------------------------------------------
                                         Name: Paul Thompson III
                                              ---------------------------------
                                         Title: Vice President
                                               --------------------------------

                                   SCHEDULE 1

--------------------------------------------------------------------------------
          Holder                        Number of Shares of Common Stock
          ------                             on a Fully Diluted Basis
                                             ------------------------
--------------------------------------------------------------------------------
 DLJ Capital / Tenacqco                            29,715,364
--------------------------------------------------------------------------------
 Phemus                                            17,660,457
--------------------------------------------------------------------------------
 IMR / Quadrant                                    14,802,325
--------------------------------------------------------------------------------